Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Keishi High, Investor Relations Officer
817-367-4640

Fort Worth, Texas — November 17, 2014 - OmniAmerican Bancorp, Inc. (NASDAQ:OABC), the holding company for OmniAmerican Bank, today announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share. The cash dividend is payable on December 11, 2014 to all shareholders of record as of the close of business on December 2, 2014.
Future dividends will be subject to approval of the Company's Board of Directors.

About OmniAmerican Bancorp, Inc.
OmniAmerican Bancorp, Inc. is traded on the NASDAQ Global Select Market under the symbol "OABC" and is the holding company for OmniAmerican Bank, a full-service financial institution headquartered in Fort Worth, Texas. OmniAmerican Bank operates 14 full-service branches in the Dallas/Fort Worth Metroplex and offers a full array of business/commercial services as well as consumer products and services, mortgages and retirement planning. Founded over 50 years ago, OmniAmerican Bank had $1.33 billion in assets at October 31, 2014. Additional information is available at www.OmniAmerican.com.